Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2006, relating to the financial statements of Cost Plus, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Cost Plus, Inc. for the year ended January 28, 2006.

/s/ Deloitte & Touche LLP

San Francisco, California
October 11, 2006